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                           FORM N-4, ITEM 24(b)

8.48 Form of Form of Selling and Shareholder Support Services Agreement between ALPS and AUL & OAS
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               SELLING AND SHAREHOLDER SUPPORT SERVICES AGREEMENT

THIS BROKER DEALER SELLING AGREEMENT ("Agreement") made and entered into between ALPS Distributors, Inc. ("ADI"), a Colorado corporation having its principal place of business at 1290 Broadway, Suite 11OO, Denver, Colorado 80203, and and American United Life Insurance Company and OneAmerica Securities, Inc., (collectively referred to herein as "BrokerlDealer") both Indiana companies having their respective principal places of business at One American Square, Indianapolis, IN 46282, and 433 North Capitol Avenue, Indianapolis, IN 46204.

WHEREAS, BrokerlDealer ,desires to enter in this Agreement with ADI to sell shares of The ,Henssler Funds, Inc: ("Company"), a registered open-end investment management company, BrokerlDealer will provide distribution related, continuing personal services to shareholder and/or administration of shareholder accounts in, to the fund(s) currently offered by the Company. ADI is the principal underwriter and, agent for the Company.

WHEREAS, Broker/Dealer understands that pursuant to the Investment Company Act of 1940, as amended (the "1940 Act"), the mutual fund(s) offered and such other mutual fund(s) subsequently established by the Company and distributed by the Distributor are set forth in the Agreement Fee Schedule (each individually a "Fund" and collectively "Funds");

WHEREAS, Henssler Asset Management, LLC ("HAM" or the "Adviser"), serves as the investment adviser and shareholder servicing agent to the Funds and is a limited party to this Agreement for the sole purpose of paying shareholder support or other fees in accordance with the Prospectus and the terms and conditions specified under this Agreement.

WHEREAS, the term "Prospectus" means the prospectus and, unless the context otherwise requires, the related statement of additional information ("SAI") incorporated therein by reference, as the same are amended and supplemented ("Supplements") from time to time by the Funds.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the parties agree as follows:

1. Purchases of Company Shares for Sale to Customers.

(a) Broker/Dealer is hereby appointed as a non-exclusive agent of the Company during the term herein specified for the purpose of finding suitable investors for Company's shares as described herein. Subject to the performance by ADI of its obligations to be performed hereunder and to the completeness and accuracy in all material respects of all the representations and warranties ofthe Company contained herein, BrokerlDealer hereby accepts such agency and agrees on the terms and conditions set forth herein and in each Fund's then-current Prospectus to use reasonable efforts during the term hereof to find suitable investors and to provide ongoing services to such investors for the duration of their investments.' It is understood. that the Broker/Dealer has no commitment with regard to the sale of the Company's shares other than to use reasonable 'efforts and shall not prevent Broker/Dealer from acting as an agent or underwriter for the securities of other issuers that may be offered or sold during the term hereof. Broker/Dealer's agency relationship with ADI hereunder shall continue until the termination of this Agreement. Any sales of a Fund's shares made prior to the date hereof by BrokerlDealer shall be deemed made pursuant to this Agreement.

b) In offering and selling Company's shares to Broker/Dealer's customers, BrokerlDealer agrees to act as dealer for Broker/Dealer's own account and in no transaction shall the BrokerlDealer have any authority to act or hold itself out as agent for ADI or the Company, except for the limited purposes set forth under this Agreement. ADI acknowledges that customers of BrokerlDealer who purchase Fund shares are the BrokerlDealer's customers. BrokerlDealer shall be responsible for opening, approving, and monitoring customer accounts and for the review and supervision of these accounts, all in accordance with the rules of the Securities and Exchange Commission ("SEC") and Financial Industry Regulatory Authority ("FINRA").

(c) Broker/Dealer agrees to offer and sell each Fund's shares to Broker/Dealer's customers only at the applicable public offering price, giving effect to any cumulative or quantity discounts or other purchase programs, plans, or services described in the then-curr~nt Prospectus. Broker/Dealer agrees to deliver, or cause to be delivered, to each customer, at or prior to the time of any purchase of shares, a copy of the then current Prospectus (including any supplements thereto), and to each customer who so requests, a copy of the then-current SAI (including any supplements thereto).

(d) Broker/Dealer agrees to purchase Fund's shares from ADI or from Broker/Dealer customers. If BrokerlDealer purchases from ADI, Broker/Dealer agrees that all such purchases shall be made only: (a) to cover orders already received by BrokerlDealer from its customers; (b) for shares being acquired by Broker/Dealer's customers pursuant to either the exchange privilege or the reinvestment privilege, as described in the then-current Prospectus of a Fund; (c) for BrokerlDealer's own bona fide investment; or
     (d) for investments by any Internal Revenue Service ("IRS") qualified plan or other trust established for the benefit of BrokerlDealer's employees or for investments in Individual Retirement Accounts established by BrokerlDealer's employees, and if BrokerlDealer so advises ADI in writing prior to any sale of shares pursuant to this subparagraph (d), BrokerlDealer agrees to waive all BrokerlDealer concessions, if any, to all sales of shares. If Broker/Dealer purchases shares from BrokerlDealer customers, BrokerlDealer agrees not to purchase shares from BrokerlDealer customers at a price lower than the applicable redemption price, determined in the manner described in the then-current Prospectus. BrokerlDealer shall not withhold placing customers' orders for shares so as to profit the BrokerlDealer as a result of such withholding (e.g., to include, but not limited to, a change in a Fund's net asset value from that used in determining the offering price to BrokerlDealer's customers).

(e) ADI will accept Broker/Dealer's purchase orders only at the public offering price applicable to each order, as determined in accordance with the then-current Prospectus. ADI will not accept from BrokerIDealer a conditional order. All orders redeeming any shares shall be executed in accordance with Rule 22c-l of the 1940 Act. All orders are subject to acceptance or rejection by ADI in its sole discretion. ADI reserves the right, at its discretion and without notice to the Broker/Dealer, to suspend sales or to withdraw the offering of a Fund's shares, in whole or in part, or to make a limited offering of any Fund's shares. The minimum and maximum dollar amounts for purchase of a Fund's shares (and any classes thereto) for any shareholder shall be the applicable minimum or maximum amount described in such Fund's then-current Prospectus and no order for less or more than, as the case may be, such amount will be accepted hereunder.

(f) The transmission of orders will be governed by instructions that ADI will periodically issue to Broker/Dealer. Broker/Dealer must pay for Fund's shares in "Federal Funds" and ADI must receive Broker/Dealer's payment on or before the settlement date established in accordance with Rule l5c6-1 under the Securities Exchange Act of 1934. If ADI does not receive Broker/Dealer's payment on or before such settlement date, ADI may, without notice, cancel the sale, or, at ADI's option, sell a Fund's shares that Broke/Dealer ordered back to the issuing

     Fund. ADI will hold Broker/Dealer responsible for any loss suffered by ADI or the issuing Fund as a result of Broker/Dealer's failure to make payment as required.

(g) Broker/Dealer agrees to use the application provided with the Prospectus as the means of placing a customer's order except for accounts opened or maintained pursuant to the networking system of the National Securities Clearing Corporation ("NSCC"). The application will be reviewed by ADI or the. Company to determine that all information necessary to issue a Fund's shares has been entered. Broker/Dealer hereby certifies that all of Broker/Dealer customers' taxpayer identification numbers ("TIN") or social security numbers ("SSN") furnished to ADI or the Company by Broker/Dealer are correct and that ADI or the Company will not open an account without Broker/Dealer providing the Company's Transfer Agent ("Transfer Agent") with the customer's TIN or SSN.

(h) Broker/Dealer will comply with all applicable Federal and state laws and with the rules and regulations of applicable regulatory agencies thereunder. Broker/Dealer will not offer shares of any Fund for sale unless such shares are duly registered under all the applicable securities laws, rules and regulations.

(i) Any transaction in shares of a Fund shall be effected and evidenced by book-entry on the records maintained by the transfer agent. A confirmation statement evidencing transactions in a Fund's shares will be transmitted to Broker/Dealer by the Transfer Agent.

2. Account Options.

(a) Broker/Dealer may appoint the Transfer Agent as Broker/Dealer's agent to execute customers' transactions in a Fund's shares sold to Broker/Dealer by ADI in accordance with the terms and provisions of any account, program, plan, or service established or used by Broker/Dealer's customers and to confirm each such transaction to Broker/Dealer's customers on Broker/Dealer behalf, and at the time of the transaction, Broker/Dealer guarantees the legal capacity of its customers so transacting in such Fund shares and any co-owners of such Fund shares.

(b) Unless otherwise instructed by ADI or the Transfer Agent, Broker/Dealer may instruct the Transfer Agent to register shares purchased in Broker/Dealer name and account as nominee for Broker/Dealer's customers, in which event all Prospectuses, proxy statements, periodic reports, and other printed material will be sent to Broker/Dealer, and all confirmations and other communications to shareholders will be transmitted to Broker/Dealer. Broker/Dealer shall be responsible Jor forwarding such printed material, confirmations, and communications, or the information contained therein, to all customers for whom Broker/Dealer holds such shares as nominee. However, the Transfer Agent or the Company shall be responsible for the reasonable costs associated with Broker/Dealer forwarding such printed material, confirmations, and communications and shall reimburse Broker/Dealer in full for such costs. Broker/Dealer shall also be responsible for complying with all reporting and tax withholding requirements with respect to the customers for whose account Broker/Dealer is holding such shares. With respect to customers other than such customers, Broker/Dealer shall provide ADI with all information (including, without limitation, certification of TINs and back-up withholding instructions) necessary or appropriate for ADI to comply with any legal and regulatory reporting requirements.

(c) Accounts opened or maintained pursuant to the networking system of NSCC will be governed by applicable NSCC rules and procedures, and any agreement or other arrangement with ADI relating to networking.

(d) Broker/Dealer agrees to purchase Fund's shares from ADI or from Broker/Dealer customers. If Broker/Dealer purchases from ADI, Broker/Dealer agrees that all such purchases shall be made only: (a) to cover orders already received by Broker/Dealer from its customers; (b) for shares being acquired by Broker/Dealer's customers pursuant to either the exchange privilege or the reinvestment privilege, as described in the then-current Prospectus of a Fund; (c) for Broker/Dealer's own bona fide investment; or
     (d) for investments by any Internal Revenue Service ("IRS") qualified plan or other trust established for the benefit of Broker/Dealer's employees or for investments in Individual Retirement Accounts established by Broker/Dealer's employees, and if Broker/Dealer so advises ADI in writing prior to any sale of shares pursuant to this subparagraph (d), Broker/Dealer agrees to waive all Broker/Dealer concessions, if any, to all sales of shares.If Broker/Dealer purchases shares from Broker/Dealer customers, Broker/Dealer agrees not to purchase shares from Broker/Dealer customers at a price lower than the applicable redemption price, determined in the manner described in the then-current Prospectus. Broker/Dealer shall not withhold placing customers' orders for shares so as to profit the Broker/Dealer as a result of such withholding (e.g., to include, but not limited to, a change in a Fund's net asset value from that used in determining the offering price to Broker/Dealer's customers).

(e) ADI will accept Broker/Dealer's purchase orders only at the public offering price applicable to each order, as determined in accordance with the then-current Prospectus. ADI will not accept from Broker/Dealer a conditional order. All orders redeeming any shares shall be executed in accordance with Rule 22c-l of the 1940 Act. All orders are subject to acceptance or rejection by ADI in its sole discretion. ADI reserves the right, at its discretion and without notice to the Broker/Dealer, to suspend sales or to withdraw the offering of a Fund's shares, in whole or in part, or to make a limited offering of any Fund's shares. The minimum and maximum dollar amounts for purchase of a Fund's shares (and any classes thereto) for any shareholder shall be the applicable minimum or maximum amount described in such Fund's then-current Prospectus and no order for less or more than, as the case may be, such amount will be accepted hereunder.

(f) The transmission of orders will be governed by instructions that ADI will periodically issue to Broker/Dealer. Broker/Dealer must pay for Fund's shares in "Federal Funds" and ADI must receive Broker/Dealer's payment on or before the settlement date established in accordance with Rule l5c6-1 under the Securities Exchange Act of 1934. If ADI does not receive Broker/Dealer's payment on or before such settlement date, ADI may, without notice, cancel the sale, or, at ADI's option, sell a Fund's shares that ordered back to the issuing

     Fund. ADI will hold Broker/Dealer responsible for any loss suffered by ADI or the issuing Fund as a result of Broker/Dealer's failure to make payment as required.

(g) Broker/Dealer agrees to use the application provided with the Prospectus as the means of placing a customer's order except for accounts opened or maintained pursuant to the networking system of the National Securities Clearing Corporation ("NSCC"). The application will be reviewed by ADI or the. Company to determine that all information necessary to issue a Fund's shares has been entered. Broker/Dealer hereby certifies that all of Broker/Dealer customers' taxpayer identification numbers ("TIN") or social security numbers ("SSN") furnished to ADI or the Company by Broker/Dealer are correct and that ADI or the Company will not open an account without Broker/Dealer providing the Company's Transfer Agent ("Transfer Agent") with the customer's TIN or SSN.

(h) Broker/Dealer will comply with all applicable Federal and state laws and with the rules and regulations of applicable regulatory agencies thereunder. Broker/Dealer will not offer shares of any Fund for sale unless such shares are duly registered under all the applicable securities laws, rules and regulations.

(i) Any transaction in shares of a Fund shall be effected and evidenced by book-entry on the records maintained by the transfer agent. A confirmation statement evidencing transactions in a Fund's shares will be transmitted to Broker/Dealer by the Transfer Agent.

2. Account Options.

(a) Broker/Dealer may appoint the Transfer Agent as Broker/Dealer's agent to execute customers' transactions in a Fund's shares sold to Broker/Dealer by ADI in accordance with the terms and provisions of any account, program, plan, or service established or used by Broker/Dealer's customers and to confirm each such transaction to Broker/Dealer's customers on Broker/Dealer behalf, and at the time of the transaction, Broker/Dealer guarantees the legal capacity of its customers so transacting in such Fund shares and any co-owners of such Fund shares.

(b) Unless otherwise instructed by ADI or the Transfer Agent, Broker/Dealer may instruct the Transfer Agent to register shares purchased in Broker/Dealer name and account as nominee for Broker/Dealer's customers, in which event all Prospectuses, proxy statements, periodic reports, and other printed material will be sent to Broker/Dealer, and all confirmations and other communications to shareholders will be transmitted to Broker/Dealer. Broker/Dealer shall be responsible Jor forwarding such printed material, confirmations, and communications, or the information contained therein, to all customers for whom Broker/Dealer holds such shares as nominee. However, the Transfer Agent or the Company shall be responsible for the reasonable costs associated with Broker/Dealer forwarding such printed material, confirmations, and communications and shall reimburse Broker/Dealer in full for such costs. Broker/Dealer shall also be responsible for complying with all reporting and tax withholding requirements with respect to the customers for whose account Broker/Dealer is holding such shares. With respect to customers other than such customers, Broker/Dealer shall provide ADI with all information (including, without limitation, certification of TINs and back-up withholding instructions) necessary or appropriate for ADI to comply with any legal and regulatory reporting requirements.

(c) Accounts opened or maintained pursuant to the networking system of NSCC will be governed by applicable NSCC rules and procedures, and any agreement or other arrangement with ADI relating to networking.

3. Broker/Dealer Compensation.

(a) Broker/Dealer concession, if any, on Broker/Dealer's sales of shares of a Fund will be offered as described in the then-current Prospectus or in the applicable schedule of concessions issued by ADI and in effect at the time of ADI sale to Broker/Dealer. Upon written notice to Broker/Dealer, ADI, or a Fund, may change or discontinue any schedule of concessions, or issue a new schedule. Broker/Dealer may be deemed to be an underwriter in connection with sales by Broker/Dealer of shares of a Fund where Broker/Dealer receives all or substantially all of the sales charge as set forth in the then-current Prospectus and, therefore, Broker/Dealer may be subject to applicable provisions of the Securities Act of 1933. Compensation paid, if any, pursuant to a Plan is described in Agreement Fee Schedule ("Fee Schedule") attached hereto and in such respective Fund's then-current Prospectus.

(b) ADI is entitled to, if any, a contingent deferred sales charge ("CDSC") on redemptions of applicable class of shares of a Fund, as described in the then-current Prospectus.

(c) In the case of a Fund or class thereof which has adopted a Plan, the Adviser may elect from time to time to make payments to Broker/Dealer as provided under such Plan for such services, and without limitation, some or all of the following: (i) answering inquiries regarding a Fund, processing purchases and redemption transactions, assistance in changing account designation and addresses; providing periodic statements, personal services to investors, and/or other services related to the maintenance of shareholder records and; (ii) services that ADI or Adviser reasonably may request, to the extent permitted by applicable statute, rule, or regulation to provide administrative and shareholder services in the promotion of a Fund's shares. Any such payments shall be made in the amount and manner set forth in the applicable Fee Schedule or in the then-current Prospectus. The Fee Schedule may be discontinued or changed by the Adviser from time to time and shall be in effect with respect to a Fund which has a Plan and so long as such Fund(s)' Plan remains in effect. Notwithstanding the foregoing, Servicer acknowledges that any compensation to be paid to the Servicer by the Adviser from its own resources, including from investment advisory fees received from the Funds, in connection with the sale and distribution of the Funds and/or shareholder services.

(d) Broker/Dealer shall furnish to ADI, the Adviser or the Company, on behalf of a Fund, such information in writing as shall reasonably be requested by the Company's Board of Directors, trustees ("Company's Board") with respect to the fees paid to Broker/Dealer pursuant to this Agreement.

(e) In the event that Rule 2830 of the NASD Conduct Rules precludes a Fund or class thereof from imposing, or ADI from receiving, a sales charge (as defined in Rule 2830) or any portion thereof, Broker/Dealer shall not be entitled to any payments from ADI hereunder from the date that a Fund or class thereof discontinues or is required to discontinue imposition of some or all of its sales charges. If a Fund or class thereof resumes imposition of some or all of its sales charge, Broker/Dealer will be entitled to payments hereunder or as modified by ADI, if applicable.

(f) The Adviser may discontinue paying compensation to Broker/Dealer if, at any time, (i) Broker/Dealer is not appropriately registered in all capacities necessary to receive such compensation or (ii) Broker/Dealer breaches any representation, warranty or covenant contained in this Agreement, as determined by ADI or the Adviser in its sole discretion. Notwithstanding the foregoing, Broker/Dealer shall not be entitled to any compensation in respect of a sale or provision of shareholder services to any investor if the Adviser determines that another authorized selling agent of ADI is primarily responsible for or should otherwise be credited with such sale or such provision of shareholder services. In making this determination, the Adviser will endeavor to act fairly. Any dispute regarding compensation shall be conclusively resolved by the Adviser.

(g) If, within seven business days after confirmation by ADI of Broker/Dealer's original purchase order for shares of a Fund, such shares are repurchased by the issuing Fund or by AD! for the account of such Fund or are tendered for redemption by the customer, Broker/Dealer shall promptly refund to AD! the full discount retained by Broker/Dealer on the original sale and any distribution and service payments made to Broker/Dealer. Broker/Dealer shall refund to the Transfer Agent immediately upon receipt the amount of any dividends or distributions paid to Broker/Dealer as nominee for Broker/Dealer's customers with respect to redeemed or repurchased Fund's shares to the extent that the proceeds of such redemption or repurchase may include the dividends or distributions payable on such shares. Broker/Dealer shall be notified by ADI of such repurchase or redemption within ten days of such repurchase or redemption.

(h) The provisions of Distribution Agreement between the Company and ADI, insofar as they relate to a Plan, are incorporated herein by reference. The provisions under this Agreement, relating to a Plan, shall continue in full force and effect only so long as the continuance of a Plan and the provisions of this Agreement are approved at least annually by a vote of the Company's Board, including a majority of the Company's Board who are not interested persons of the Company and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to a Plan, cast in person at a meeting called for the purpose of voting thereon.


(i) The provisions regarding Broker/Dealer compensation may be terminated by the vote of a majority of the Company's Board who are not interested persons of the Company and who have no direct or indirect financial interest in the operation of a Plan or in any agreements related to a Plan, or by a vote of a majority of a Fund's outstanding shares, on sixty (60) days' written notice, without payment of any penalty. Such provisions will be terminated also by any act that terminates this Agreement and shall terminate automatically in the event of the assignment (as that term is defined in the] 940 Act) of this Agreement unless agreed to in writing by the parties.

     After the effective date of any change in or discontinuance of any schedule of concessions, distribution payments, or service payments, or th~ termination of a Plan, such concessions, distribution payments, or service payments 'wil1 be allowable or payable to Broker/Dealer only in accordance with such change, discontinuance, or termination. Broker/Dealer agrees that Broker/Dealer will have no claim against ADI, the Adviser, the Company, or a Fund by virtue of any such change, discontinuance, or termination. In the event of any overpayment by ADI of any concession, distribution payment, or service payment, Broker/Dealer will promptly remit such overpayment.

G) If there is a Plan, this Agreement's applicable provisions regarding compensation or service payments have been adopted pursuant to Rule 12b-] under the 1940 Act by the Fund's respective class that has adopted such Plan.

4. Status as Financial Intermediaries.

(a) Broker/Dealer represents and warrants that Broker/Dealer is and will remain a member in good standing of the FINRA, and agrees to abide by all of its rules and regulations including its Rules of Conduct. Broker/Dealer further agrees to comply with all applicable state and federal laws and rules and regulations of regulatory agencies having jurisdiction. Reference is hereby specifically made to Section 2830 of the Conduct Rules of the FINRA, which is incorporated herein by reference. The termination of Broker/Dealer's membership in FINRA or any breach of said Section 2830 will immediately and automatically terminate this Agreement. Broker/Dealer further represents that Broker/Dealer is qualified to act as a broker/dealer in the states where Broker/Dealer transacts business. Broker-Dealer further agrees that, in making any sales to purchasers within the United States of securities acquired from ADJ or the Company, Broker/Dealer will conform to the provisions of paragraphs (a) and (b) of Rule 2420 of the FINRA's Conduct Rules.

(b) Broker/Dealer represents that Broker/Dealer is qualified to sell shares in the various jurisdictions where it transacts business. Broker/Dealer represents that it and all of its personnel involved in the activities contemplated hereunder have all governmental, regulatory, and self-regulatory registrations, approvals, memberships, and licenses required to perform Broker/Dealer's obligations under this Agreement and to receive compensation, if any, therefore, and Broker/Dealer will maintain all relevant registrations, approvals, memberships, and licenses during the term of this Agreement.

(c) Nothing in this Agreement shall cause Broker/Dealer to be ADI's partner, employee, or agent, or give Broker/Dealer any authority to act for ADJ, the Company, or a Fund. Neither ADJ nor the Company shall be liable for any of Broker/Dealer's acts or obligations under this Agreement

5. Information Relating to the Funds.

(a) No person is authorized to make any representations concerning a Fund's shares except those contained in such Fund's then-current Prospectus, and in buying shares from ADJ or selling shares to ADI hereunder, Broker/Dealer shall rely solely on the representations contained in the then-current Prospectus. Upon Broker/Dealer's request, ADJ will furnish Broker/Dealer with a reasonable number of copies of a Fund's then-current Prospectus(es) and/or SAIs (including any supplements thereto).

(b) Broker/Dealer may not use any sales literature or advertising material (including material disseminated through radio, television, or other electronic media) concerning a Fund's shares, other than a Fund's then-current Prospectus or such printed information that is given to Broker/Dealer by ADJ, without first obtaining ADJ's written approval. Broker/Dealer shall not distribute or make available to the general public any printed information furnished by ADI which is marked "FOR INVESTMENT ADVISER USE ONLY" or "FOR INVESTMENT PROFESSIONAL USE ONLY" or which otherwise indicates that it is confidential or not intended to be distributed to the general public.

6. Indemnification.

ADI and Broker/Dealer (each an "Indemnifying Party") will indemnify and hold the other party and its directors/trustees, officers, employees, and agents harmless from any claim, demand, loss, expense (including reasonable attorney's fees), or cause of action resulting from the willful misconduct or negligence, as measured by industry standards, of the Indemnifying Party, its agents, and employees, in carrying out its obligations under this Agreement. This provision will survive the termination of this Agreement.

7. Duration. This Agreement, with respect to each Plan, will continue in effect for one year from its effective date, and thereafter will continue automatically for successive annual periods; provided, however, that such continuance is subject to termination at any time without penalty if a majority of the Company's Directors trustees who are not interested persons (as defined in the 1940 Act), or a majority of the outstanding shares of a Fund, vote to terminate or not to continue a Plan. This Agreement, other than with respect to a terminated Plan, will continue in effect from year to year after its effective date, unless terminated as provided herein.

8. Amendment and Termination of Agreement. Either party to this Agreement may terminate the Agreement without cause by giving the other party at least thirty (30) days' written notice of its intention to terminate. This Agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act). AD! may change or amend. any provision of this Agreement by giving Broker/Dealer written notice of the change or amendment.

9. Arbitration. In the event of a material dispute under this Agreement, such dispute shall be settled by arbitration before arbitrators sitting in Denver, Colorado, in accordance with the NASD's Code of Arbitration Procedures in effect at the time of the dispute. The arbitrators shall act by majority decision, and their award may allocate attorneys' fees and arbitration costs between ADI and Broker/Dealer. The arbitrators' award shall be final and binding between the parties, and such award may be entered as a judgment in any court of competent jurisdiction.

10. Notices. All notices required or permitted to be given under this Agreement shall be given in writing and delivered by personal delivery, by postage prepaid mail, or by facsimile or a similar means of same day delivery (with a confirming copy by mail). All notices to AD! and the Adviser shall be given or sent to AD! at AD! offices located at 1290 Broadway, Suite 1100, Denver, Colorado 80203, Attn: General Counsel. All notices to Broker/Dealer shall be given or sent to Broker/Dealer at the address specified by Broker/Dealer he.rein. Each party may change the address to which notices shall be sent by giving notice to the other party in accordance with this paragraph.

11. Client information.

a. Agreement to Provide Information. Broker/Dealer agrees to provide the Fund, upon written request, the taxpayer identification number ("TIN"), the Individual/International Taxpayer Identification Number ("ITIN"), or other government-issued identifier ("GII"); if known, of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Broker/Dealer during the period covered by the request.

(i) Period Covered by Request. Requests must set forth a specific period, not to exceed 90 calendar days from the date of the request, for which transaction information is sought. The Fund may request transaction information older than 90 calendar days from the date of. the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

(ii) Form and Timing of Response.

(a) Broker/Dealer agrees to provide, promptly upon fequest of the Fund or its designee, the requested information specified in Section II (a). If requested by the Fund or its designee, Broker/Dealer agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in
     Section I I (a) is ,itself a financial intermediary ("Indirect Intermediary") and, upon further request of the Fund or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in Section I I (a) for those Shareholders who hold an account with an Indirect Intermediary or (ii) restrict or prohibit the Indirect Intermediary from purchasihg, in nominee name on behalf of other persons, securities issued by the Fund. Broker/Dealer additionally agrees to inform the Fund whether it plans to perform (i) or (ii).

(b) Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties.

(c) To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

(iii) Limitations on Use of Information. The Fund agrees not to use the information received for marketing or any other similar purpose without the prior written consent of the Broker/Dealer.

b. Agreement to Restrict Trading.Broker/Dealer agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions of the Fund's Shares (directly or indirectly through the Broker/Dealer's account) that violate policies established or utilized by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

(i) Form of Instructions. Instructions between the parties to restrict or prohibit further purchases or exchanges of Fund Shares must include the TIN, ITIN, or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

(ii) Timing of Response. Broker/Dealer agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Broker/Dealer.

(iii) Confirmation bv Broker/Dealer. Broker/Dealer must provide written confirmation to the Fund that instructions have been executed. Broker/Dealer agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

c. Definitions. For purposes of this Agreement:

(i) Pursuant to Section 11, and only Section 1 I herein, the term "Fund" also includes the Fund's principal underwriter and transfer agent. The term does not include any "excepted funds" as defined in SEC Rule 22c-2(b) under the 1940 Act.

(ii) The term "Shares" means the interest of Shareholders corresponding to the redeemable securities of record issued by the Fund under the 1940 Act that are held by the Broker/Dealer.

(iii) The term "Shareholder" means the beneficial owner of Shares, whether the Shares are held directly or by the Broker/Dealer in nominee name.

(iv) The term "written" includes electronic writings and facsimile transmissions.

(v) The term "Broker/Dealer" shall mean a "financial intermediary" as defined in SEC Rule 22c-2.

(vi) The  term  "purchase" does not include automatic reinvestment of dividends.

(vii)The term "promptly" as used in Section II(a)(ii) shall mean as soon as practicable but in no even later than 5 business days from the Broker/Dealer's receipt of the request for information from the Fund or its designee.

(d) Networked Level 3 Only Accounts The parties agree that in the event that ADI or its designee has readily available on its systems individual Shareholder information, that as is typically associated with fully disclosed NSCC Network Level III positions, ADI or its designee will limit information requested pursuant to Section 11 to those Shares that have been identified as held in nominee or street by the Broker/Dealer and it further agrees, in the case of an Indirect Intermediary to assist in obtaining for ADI or its designee the necessary information to ensure-the Fund's compliance with Rule 22c-2.

12. Anti-Money Laundering Program. Broker/Dealer hereby certifies that: (i) it understands that pursuant to various U.S. regulations, it is required to establish an anti-money laundering program, which satisfies the requirements of Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA Patriot Act"); (ii) Broker/Dealer has developed, implemented, and will maintain such an anti-money laundering program, including a customer identification program consistent with the rules under sec. 326 of the USA Patriot Act, and wiII comply with all applicable laws and regulations designed to guard against money laundering activities set out in such program; (iii) Broker/Dealer will cooperate with ADI and deliver information reasonably requested by ADI concerning shareholders that purchased a Fund's shares sold by Broker/Dealer necessary for ADI or the Company to comply with the USA Patriot Act; and (iv) Broker/Dealer will notify ADI, in writing, if it is found, by its Compliance Officer, independent anti-money laundering auditor, or any Federal, state, or selfregulatory agencies, to be in violation of the USA Patriot Act, any regulation implementing the USA Patriot Act, or its anti-money laundering program.


     Notwithstanding anything to the contrary, if Broker/Dealer is exempt from the requirement to develop, implement, and maintain anti-money laundering policies that comply with USA Patriot Act in which case Broker/Dealer agrees to cooperate with AD! or the Company and deliver information reasonably requested by ADI or the Company concerning shareholders that purchased shares sold by Broker/Dealer necessary for ADI and the Company to comply with either's internal policies, the USA Patriot Act and relevant rules and regulations.

     Broker/Dealer acknowledges that ADI or the Company may reject or refuse orders for the sale of shares with respect to customers for which Broker/Dealer serves as nominee if Broker/Dealer has not adopted and does not implement anti-money laundering policies and procedures as required by the USA Patriot Act.

     13. Regulation S-P. In accordance with Regulation S-P, if non-public personal information regarding customers/shareholders is disclosed to either party in connection with this Agreement, the party receiving such information will not disclose or use that information other than as necessary to carry out the purposes of this Agreement. Any privacy notice that Broker/Dealer delivers to customers/shareholders will comply with Title V of the Gramm-Leach-Bliley Act and Regulations SP, as each may be amended, and will notify customers that non-public personal information may be provided to financial service providers such as security broker-dealers or investment companies and as permitted by law. This provision will survive the termination of this Agreement.

14. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreements between the parties, whether oral or written, relating to the sale of shares or any other subject covered by this Agreement.

15. Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of the Agreement shall not be affected thereby. Furthermore, in the event of any inconsistency between the Agreement and the then-current Prospectus, the terms of the then-current Prospectus shall control.

16. Waiver. Failure of ADI the Adviser, or the Company to terminate this Agreement upon the occurrence of any event set forth in this Agreement as a cause for termination shall not constitute a waiver of the right to terminate this Agreement at a later time on account of such occurrence or any succeeding breach of the same.

17. Heading. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions of this Agreement.

18. Applicable Law. This Agreement shall be construed in accordance with the laws of the state of Colorado, without giving effect to principles of conflicts of law.

19. Effective Date. This Agreement shall become effective as of the date when it is accepted and dated below by ADI

IN WITNESS WHEREOF, the Parties' authorized representatives have executed this Agreement and represent that they have read and understood the obligations herein and agree to be bound by the Agreement's terms and conditions

ACCEPTED AND AGREED:

/s/ Richard M. Ellery
Associate General Counsel/Chief Counsel

Address: One American Square 433 North Capitol A venue
Indianapolis. IN 46282 Indianapolis. IN 46204

NSCC Dealer #
NSCC Dealer Alpha Code
NSCC Clearing
Phone Number 317-285-1121
Fax Number
Date 10-13-2010
Mutual Fund Coordinator/Primary Contact Jeff Tatum jeff.tatum@oneamerica.com

ALPS Distributors, Inc.
Name: /s/ Tane T. Tyler
Secretary
10-26-10

HENNSLER Asset Management, Inc.
/s/ Scott L. Keller
Principal

                                   SCHEDULE A

                               as of June 6, 2005

The following Fund(s) of the Company are available for distribution pursuant to this Agreement: Henssler Equity Fund.

                             AGREEMENT FEE SCHEDULE

                               as of June 6, 2005

NAME OF FUND               COMPENSATION

Hennsler Equity Fund          0.55%

In accordance with each Fund's then-current prospectus, all fees, if any, shall be paid based on the average daily net asset value of outstanding shares held by shareholders receiving services described in the Agreement. Such payments shall be computed and paid quarterly. The determination of average daily net assets shall be made at the close of each Business Day.